Exhibit 10.4

Execution Original

GUARANTY OF OVERSTOCK.COM, INC.

(GUARANTY OF PAYMENT)

FOR VALUE RECEIVED, and for the purpose of enabling O.COM LAND, LLC, a Utah limited liability company, hereinafter called “Debtor” and/or “Borrower”, to obtain a loan (the repayment obligation of which is evidenced by the Promissory Note, as hereafter defined) from PCL L.L.C., a Utah limited liability company of 10011 South Centennial Parkway, Suite 275, Sandy City, Utah, hereinafter called “Lender”, the undersigned (also referred to hereafter as “Guarantor”) does hereby guarantee to the Lender, the prompt payment during the term of the Loan, at maturity of the Loan or at any time thereafter, of the forty million dollar ($40,000,000.00) loan (“Loan”) made by Lender to Debtor, evidenced by that certain Promissory Note made effective November      , 2017, in the principal amount of Forty Million and 00/100 Dollars ($40,000,000.00) (“Promissory Note”) and such other loan documents as required by the Lender (“Loan Documents”).

In the event that said Debtor fails at any time or times to promptly pay any and all obligations pursuant to the Loan and/or Loan Documents, including the final payment of principal and interest due upon maturity of the Loan and the monthly interest-only payments, which are now due and/or which may hereafter accrue from said Debtor to said Lender, as the same become due, the undersigned Guarantor hereby promises to pay any and all such indebtedness as the same becomes due from said Debtor to said Lender, forthwith, upon demand, including attorney’s fees that may be incurred in enforcing the provisions of this Guaranty, including payment hereunder.

The undersigned Guarantor hereby waives presentment for payment, protest and notice of dishonor and of non-performance of any note or notes made or hereafter made by the Debtor to the Lender or of any other items of indebtedness held or hereafter held by Lender against Debtor.

This is a specific guaranty and by this instrument the undersigned Guarantor guarantees the prompt payment of any and all of indebtedness evidenced by the Loan, the Loan Documents and/or the Promissory Note.

Guarantor executes this Guaranty for the purpose of inducing Lender to extend the Loan to Debtor, and Guarantor hereby agrees that the Loan to the Debtor was agreed to and extended by Lender to Debtor or for its account in reliance upon this Guaranty.  Guarantor further acknowledges that it has an economic interest in the successful refinancing and payment of the Loan encumbering the Property securing the Loan.

Except as otherwise provided herein, Guarantor agrees that upon any default of Debtor, Lender may, at its option, proceed directly and at once, and without notice to Guarantor of the occurrence of such default by Debtor, against Guarantor to collect and recover the full sum of the guaranteed indebtedness.  The obligations of Guarantor under this agreement are independent of the obligations of Debtor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Debtor or whether Debtor be joined in any such action or actions.  Guarantor agrees that the payment of any indebtedness or other act which shall toll any applicable statute of limitations shall similarly operate to toll such statute of limitations applicable to Guarantor’s liability under this Guaranty.  Guarantor agrees to assume the responsibility for being and keeping itself informed of the financial condition of Debtor and of all other circumstances bearing upon the risk of nonpayment of the indebtedness which diligent inquiry would reveal, and that Lender shall have no obligation to advise Guarantor of any information relating to the financial condition of Debtor, and absent a written request for information by Guarantor, no obligation to inform Guarantor regarding the status of the guaranteed indebtedness.

Guarantor agrees that Lender may, from time to time, at Lender’s election, without notice to Guarantor, without Guarantor’s consent, and without affecting Guarantor’s liability under this agreement, (a) renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof of Debtor, including increasing or decreasing the rate of interest on such indebtedness; (b) take and hold security (i) pledged for the payment of this Guaranty, if any, or (ii) pledged for repayment of the indebtedness guaranteed, and exchange, surrender, compromise, release, enforce, waive, or deal with such security in any manner Lender deems necessary, whether or not this security was provided by Debtor or Guarantor; (c) apply such security and direct the order or manner of sale as Lender in its discretion may determine, and (d) release or substitute any one or more of the endorsers (if any) of Debtor.

Guarantor waives any right:  (a) to require any notice of action or non-action on the part of Debtor, Lender or Guarantor; (b) to require any notice of the creation, renewal, extension or accruals of any obligation or obligations of Debtor, present or future; (c) to require notice of default or nonpayment and notice of dishonor to or upon Guarantor, Debtor or any other party liable for any of the obligations of Debtor; (d) to make any defense arising by reason of any disability of Debtor or by reason of the cessation from any cause whatsoever of the liability of Debtor; (e) for subrogation until all indebtedness of Debtor be paid in full to Lender; (f) to participate in any security now or hereafter held by Lender, and (g) to claim any right to cause a marshalling of any or all Debtor’s assets or to cause Lender to proceed against any of the security before proceeding against Guarantor.

Guarantor agrees to pay a reasonable attorney’s fee and court costs if this Guaranty be placed with an attorney for collection or enforcement or if suit be instituted thereon.  Guarantor further agrees that this Guaranty shall be binding upon the undersigned, the legal representatives, successors and assigns of the undersigned and shall be governed by and construed in accordance with the laws of the State of Utah.

Guarantor agrees that all rights and remedies of Lender are cumulative and distinct and may be exercised concurrently, independently or successively.  The failure of Lender to promptly exercise any right hereunder shall not operate as a waiver of such right and the waiver of any default shall not constitute a waiver of any subsequent or other default.

This contract shall inure to the benefit of all transferees, assignees and/or endorsers of said Lender of any part, parts or all of the indebtedness herein guaranteed.

The Guarantor acknowledges, understands and agrees that this Guaranty is a guaranty of payment and not a guaranty of collection, and that in the event of a default by the Debtor, the Lender may pursue the Guarantor without first proceeding against the Debtor and/or any collateral securing the Loan.

IN WITNESS WHEREOF, the Guarantor has hereto subscribed his name effective the     day of November 2017.

GUARANTOR:

OVERSTOCK.COM, INC., a Delaware
corporation,

By:	/s/ Robert P. Hughes
Name:	Robert P. Hughes
Its: